Exhibit 99.1

                                   Proxy Card

                                 REVOCABLE PROXY
                          UCI MEDICAL AFFILIATES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MARCH 7, 2007 AT THE CAPITAL CITY CLUB, 1201 MAIN STREET, 25th FLOOR, COLUMBIA, SOUTH CAROLINA AT 11:00 A.M. LOCAL TIME.

The undersigned hereby appoints Jerry F. Wells, Jr., CPA and S. Louise Parker, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of UCI Medical Affiliates, Inc., a Delaware corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2007 Annual Meeting of Stockholders of UCI Medical Affiliates, Inc. and any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1.       Election of Directors:                               For All           Withhold All     For All Except

         Jean E. Duke, CPA                                       |_|                    |_|                      |_|
         Timothy L. Vaughn, CPA                                  |_|                    |_|                      |_|
         .

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For
All Except" and write that nominee's name in space provided below.

2.       Approval of the appointment of Scott McElveen,                 For                  Against           Abstain
         L.L.P., as our independent public accountants for the
         fiscal year ending September 30, 2007.                          |_|                    |_|
         |-|

3.       Approval of the 2007 Equity Incentive Plan.            |_|                     |_|                        |_|

4.       Approval of the 2007 Non-Employee Director Stock Plan.          |_|                    |_|
         |_|

5. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.



Please be sure to sign and date this Proxy in the box below.

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                                     Date
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Stockholder sign above
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                                     Date
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Co-holder (if any) sign above

                      Detach above card, sign, date and mail in postage paid envelope provided.

                          UCI MEDICAL AFFILIATES, INC.

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THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS,
THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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